                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                   AND CONSENT

            This SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this "Amendment") is dated as of November 23, 1999 and entered into by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), MSL Overseas Finance B.V., a Netherlands private company with limited liability ("MSL Overseas"), the financial institutions listed on the signature pages hereof, Bank of America, N.A. (successor to Bank of America National Trust and Savings Association), as administrative agent, as collateral agent, and as issuing lender, DLJ Capital Funding, Inc., as syndication agent, and Bank of America International Limited as sub-agent, and is made with reference to that certain Credit Agreement dated as of August 21, 1998, as amended pursuant to a First Amendment to Credit Agreement and Limited Waiver, dated as of February 26, 1999 (as so amended, the "Credit Agreement"), by and among Company, MSL Overseas, Lenders, Sub-Agent, DLJ Capital Funding, Inc., as Syndication Agent, and Bank of America, N.A. (successor to Bank of America National Trust and Savings Association), as Administrative Agent, as Collateral Agent and as Issuing Lender. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

            WHEREAS, Company, through its Subsidiary, Manufacturers' Services Salt Lake City Operations, Inc. ("MSL SLC Ops") desires to acquire certain assets utilized in an electronics manufacturing facility located in Salt Lake City, Utah (the "Assets") owned and operated by 3Com Corporation pursuant to an Asset Purchase Agreement and ancillary agreements (the "Acquisition Agreements") pursuant to which MSL SLC Ops will acquire the Assets (the "Acquisition"), for a cash payment of $85,000,000 plus certain assumed liabilities, subject to an adjustment to be made within 120 days of the closing of the Acquisition, following an audit of the inventory being purchased and other matters;

            WHEREAS, in order to finance the Acquisition, Company proposes to issue to Affiliates of DLJ and other investors acceptable to Agents $50,000,000 of Senior Exchangeable Preferred Stock, par value $.001 per share;

            WHEREAS, certain provisions of such preferred stock (including, without limitation, payment of dividends, redemption and exchange) are, and will continue to be, subject to restrictions contained in the Credit Agreement;

            WHEREAS, Company has requested and Agents and Lenders have agreed to consent to the Acquisition; and

            WHEREAS, Company, Agents and Lenders have agreed to amend the Credit Agreement in certain other respects (including adjusting the borrowing base formulas for each of Company and MSL Overseas).

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendment to Subsection 1.1: Definitions.

      A. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions:

      "Acquisition" means the transaction described in the recitals to the Second Amendment.

      "Senior Exchangeable Preferred Stock" means the $50.0 million senior exchangeable preferred stock, par value $.001 per share, issued by Company on or after the effective date of the Second Amendment, which shall pay dividends to the holders thereof at a rate of 14% per annum until December 1, 2000 and 15% per annum thereafter, such dividends to be payable in cash until December 1, 2000 and in kind thereafter and which shall be redeemable by Company at any time for an amount equal to the par amount thereof plus a premium equal to the applicable per annum dividend rate, and which must be redeemed by the Company on November 26, 2006.

            "Second Amendment" means the Second Amendment to Credit Agreement and Consent dated as of November 23, 1999.

      B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of the terms listed below and inserting the following in lieu thereof:

            "BofA" means Bank of America, N.A. (successor to Bank of America National Trust and Savings Association).

            "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit VI annexed to the Second Amendment delivered to Administrative Agent by each Borrower pursuant to subsection 6.1(i).

            "Company Borrowing Base" means, as at any date of determination, the lesser of (i) the difference between (a) the sum of (1) 90% of all Eligible Accounts Receivable of Company and its Domestic Subsidiaries due from IBM that are unpaid for 30 days or less from the date of the original invoice therefor,
(2) 80% of all Eligible Accounts Receivable of Company and its Domestic Subsidiaries other than those specified in clause (1) above and (3)(i) until December 31, 1999, 45% of all Eligible Inventory of Company and its Domestic Subsidiaries (less such amount of Eligible Inventory to assure that Eligible Inventory at any time does not exceed 60% of the Company Borrowing Base) and
(ii) after December 31, 1999, 35% of all Eligible Inventory of Company and its Domestic Subsidiaries (less such amount of Eligible Inventory to assure that Eligible Inventory at any time does not exceed 50% of the Company Borrowing
Base) and (b) the Term Loans advanced to Company and (ii) $75,000,000 minus the

Total Utilization of Revolving Loan Commitments attributable to MSL Overseas.

            "Consolidated EBITDA" means, for any period, without duplication, the sum of amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) legal and out of pocket expenses incurred in such period related to litigation with Lockheed Martin Corporation in an amount not in excess of $800,000 in the aggregate for all periods, (vii) the legal, advisory and out of pocket expenses incurred in such period related to the proposed acquisition of Bull Electronics Angers and Bull HN Information Systems, Inc. in an amount not in excess of $500,000 in the aggregate for all periods, and (viii) other non-cash terms reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that all calculations of Consolidated EBITDA for any period that includes the date of the Second Amendment shall be made on a pro forma basis assuming that the Acquisition was consummated on the first day of such period.

            "Foreign Borrowing Base" means as at any date of determination, as to any Foreign Subsidiary, the difference between (a) the sum of (1) 90% of all Eligible Accounts Receivable of a Foreign Subsidiary due from IBM that are unpaid for 30 days or less from the date of the original invoice therefor, (2) 80% of all Eligible Accounts Receivable of such Foreign Subsidiary other than those specified in clause (1) above and (3)(i) until December 31, 1999, 45% of all Eligible Inventory of such Foreign Subsidiary and (ii) after December 31, 1999, 35% of all Eligible Inventory of such Foreign Subsidiary and (b) the Term Loans allocable to such Foreign Subsidiary.

            "MSL Overseas Borrowing Base" means, as at any date of determination, the lesser of (i) the difference between (a) the sum of (1) 90% of all Eligible Accounts Receivable of MSL Overseas and the Company's other Foreign Subsidiaries due from IBM that are unpaid for 30 days or less from the date of the original invoice therefor, (2) 80% of Eligible Accounts Receivable of MSL Overseas and Company's other Foreign Subsidiaries other than those specified in clause (1) above and (3)(i) until December 31, 1999, 45% of all Eligible Inventory of MSL Overseas and Company's other Foreign Subsidiaries (less such amount of Eligible Inventory to assure that Eligible Inventory at any time does not exceed 60% of the MSL Overseas Borrowing Base) and (ii) after December 31, 1999, 35% of all Eligible Inventory of MSL Overseas and Company's other Foreign Subsidiaries (less such amount of Eligible Inventory to assure that Eligible Inventory at any time does not exceed 50% of the MSL Overseas Borrowing Base) and (b) the Term Loans advanced to MSL Overseas and (ii) $75,000,000 minus the Total Utilization of Revolving Loan Commitments attributable to Company.

1.2 Amendment to Subsection 2.2: Interest on the Loans.

      A. Subsection 2.2A(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

            "(a) Subject to the provisions of subsections 2.2E and 2.8, the Term Loans shall bear interest through maturity as follows:

                  (I) if a Base Rate Loan, then at the sum of the Base Rate plus
            2.75% per annum; or

                  (II) if a LIBOR Loan, then at the sum of Adjusted LIBOR plus
            3.75% per annum."

      B. Subsection 2.2A(b) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

            "(b) Subject to the provisions of subsections 2.2E and 2.8, the Revolving Loans shall bear interest through maturity as follows:

                  (I) if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv); or

                  (II) if a LIBOR Loan, then at the sum of Adjusted LIBOR plus the LIBOR Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv):

            Consolidated Leverage Ratio       Applicable LIBOR  Applicable Base
            ---------------------------            Margin         Rate Margin
                                                   ------         -----------
             Greater than or equal to   3.0:1.00   3.25%            2.25%

             Greater than or equal to   2.5:1.00
             but less than              3.0:1.00   3.00%            2.00%

             Less than                  2.5:1.00   2.75%            1.75%

provided that, for the period between November 23, 1999 and February 29, 2000, the applicable margin for Revolving Loans that are LIBOR Loans shall be 3.0% per annum and for Revolving Loans that are Base Rate Loans shall be 2.0% per annum.

Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable margins shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate, provided that, for the period commencing on March 1, 2000, the applicable margins shall be determined by reference to the Margin Determination Certificate most recently received by Administrative Agent and provided further that, if at any time a Margin Determination Certificate is not delivered at the tune required pursuant to subsection 6.1(iv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, such applicable margins shall be the maximum percentage amount for the relevant Loan set forth above."

1.3 Amendment to Subsection 7.5: Restricted Junior Payments.

      Subsection 7.5 of the Credit Agreement is hereby amended by adding the following at the end thereof:

      "provided, further, that, so long as no Potential Event of Default or Event of Default has occurred and is continuing or would be caused thereby, on or prior to December 1, 2000, Company may pay cash dividends on the Preferred Stock aggregating not in excess of $7.0 million."

1.4 Amendment to Subsection 7.8: Consolidated Capital Expenditures.

      Subsection 7.8 of the Credit Agreement is hereby amended by deleting the number "10.0" in the second column of the table set forth therein opposite "1999" and inserting "15.0" in lieu thereof.

1.5 Amendment to Exhibits and Schedules.

      Exhibit VI to the Credit Agreement is hereby amended by deleting it in its entirety and inserting Exhibit VI hereto in lieu thereof.

      Schedule 5.1 to the Credit Agreement is hereby amended by deleting it in its entirety and inserting Schedule 5.1 hereto in lieu thereof.

      Schedule 5.6 to the Credit Agreement is hereby amended by deleting it in its entirety and inserting Schedule 5.6 hereto in lieu thereof

Section 2. CONSENT

            Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrowers herein contained, Lenders hereby (a) consent to the Acquisition and (b) agree that Company's and its Subsidiaries' ability to make Investments and make Consolidated Capital Expenditures after the Second Amendment Effective Date pursuant to the terms of the Credit Agreement shall not be affected by this Consent or the Acquisition.

Section 3. LIMITATION OF CONSENT

            Without limiting the generality of the provisions of subsection 12.6 of the Credit Agreement, the consent set forth in Section 2 shall be limited precisely as written and is provided solely with respect to the Acquisition on the terms and conditions described above and set forth in the Acquisition Agreements, and nothing in this Amendment shall be deemed to constitute a waiver of compliance by Borrowers with respect to (i) subsection 7.3, 7.7 or 7.8 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein.

            Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 4. CONDITIONS TO EFFECTIVENESS

            Section 1 and Section 2 of this Amendment shall become effective only upon the effectiveness of this Amendment as provided in Section 6 and upon satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Second Amendment Effective Date"). Company shall deliver to Administrative Agent the following:

      1. Resolutions of the Board of Directors of (a) Company, approving and authorizing the Acquisition, the issuance of the Preferred Stock and the execution, delivery, and performance of this Amendment, certified as of the Second Amendment Effective Date by the corporate secretary or an assistant secretary and (b) MSL Overseas, approving and authorizing the execution, delivery and performance of the Amendment, certified as of the Second Amendment Effective Date by its managing director, in each case as being in full force and effect without modification or amendment;

      2. Signature and incumbency certificates of the officers, managing director or proxyholder, as the case may be, of each Borrower executing this Amendment;

      3. The opinions of counsel to Company and counsel to MSL Overseas in form and substance satisfactory to the Agents and their counsel; and

      4. Receipt by Administrative Agent, on behalf of each Lender who executes and delivers a signature page to this Second Amendment on or prior to November 23, 1999, of a fee equal to one-fourth of one percent (.25%) of the sum of such Lender's Revolving Exposure and Term Loan Exposure.

Section 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

            In order to induce Lenders to enter into this Amendment, each Borrower hereby represents, warrants and agrees that after giving effect to this
Amendment:

                  (a) as of the date hereof, there exists no Event of Default or
            Potential Event of Default under the Credit Agreement;

                  (b) all representations and warranties contained in the Credit
            Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date;

                  (c) as of the date hereof, each Borrower has performed all agreements to be performed on its part as set forth in the Credit Agreement, unless performance of any such agreements has been previously waived;

                  (d) a true, correct and complete copy of the Acquisition
            Agreements, certified by an officer of Company, will be provided to Agents on or prior to the closing of the Acquisition; and

                  (e) as soon as practicable after the execution of this
            Amendment and the closing of the Acquisition, Company will take all necessary action to (i) ensure that the Liens securing the Obligations under the Credit Agreement remain First Priority Liens, and (ii) comply with the provisions of subsections 6.8 and 6.9 of the Credit Agreement.

Section 6. COUNTERPARTS; EFFECTIVENESS

            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment, subject to the provisions of Section 4 hereof, shall become effective upon the execution of counterparts hereof by Company, MSL Overseas, Administrative Agent, Collateral Agent, Syndication Agent, Sub-Agent and by Requisite Lenders and, in each case, receipt by Company, MSL Overseas, Administrative Agent, Collateral Agent, Syndication Agent and Sub-Agent of written notification of such execution and authorization of delivery thereof.

Section 7. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN
           DOCUMENTS

            On and after the Second Amendment Effective Date:

                  (a) each reference in the Credit Agreement to "this
            Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby;

                  (b) except as specifically amended by this Amendment, the
            Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

                  (c) the execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Collateral Agent, Administrative Agent, or any of the Lenders under the Credit Agreement or any of the other Loan Documents.

Section 8. GOVERNING LAW

            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 9. ACKNOWLEDGMENT AND CONSENT BY GUARANTORS

            Each guarantor listed on the signature pages hereof ("Guarantors") hereby acknowledges that it has read this Amendment and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

                [the remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        COMPANY:

                                        MANUFACTURERS' SERVICES LIMITED


                                        By:
                                            ---------------------------

                                        Title:
                                              -------------------------

                                        MSL OVERSEAS:

                                        MSL OVERSEAS FINANCE B.V.


                                        By:
                                            ---------------------------

                                        Title:
                                              -------------------------

                                        BANK OF AMERICA, N.A.
                                        (successor to Bank of America NT&SA),
                                        as Administrative Agent and as
                                        Collateral Agent


                                        By: /s/ Liliana Claar
                                            ---------------------------

                                               LILIANA CLAAR
                                        Title: Vice President
                                              -------------------------

                                        BANK OF AMERICA INTERNATIONAL
                                        LIMITED, as Sub-Agent


                                        By: /s/ Julie A. Chadney
                                            ---------------------------

                                               JULIE A. CHADNEY
                                        Title: Vice President
                                              -------------------------

                                        LENDERS:

                                        BANK OF AMERICA, N.A.,
                                        (successor to Bank of America NT&SA),
                                        individually and as Issuing Lender


                                        By: /s/ Robert Kosche
                                            ---------------------------

                                        Title: Vice President
                                              -------------------------

                                        DLJ CAPITAL FUNDING, INC.,
                                        individually and as Syndication Agent


                                        By: /s/ Eric Swanson
                                            ---------------------------

                                        Title: Managing Director
                                              -------------------------

                                        FLEET NATIONAL BANK


                                        By: /s/
                                            ---------------------------

                                        Title: Vice President
                                              -------------------------

                                        ERSTE BANK


                                        By: /s/ Anca Trifan
                                            ---------------------------

                                               ANCA TRIFAN
                                        Title: Vice President
                                              -------------------------

                                        By: /s/ John S. Runnion
                                            ---------------------------

                                               JOHN S. RUNNION
                                        Title: First Vice President
                                              -------------------------

                                        BLACK DIAMOND CLO 1998-1 LTD.


                                        By: /s/ John H. Cullinane
                                            ---------------------------

                                               JOHN H. CULLINANE
                                        Title: DIRECTOR
                                              -------------------------

                                        BDC FINANCE LLC


                                        By:
                                            ---------------------------

                                        Title:
                                              -------------------------

                                        BLACK DIAMOND INTERNATIONAL
                                        FUNDING, LTD


                                        By: /s/ David Dyer
                                            ---------------------------

                                               DAVID DYER
                                        Title: DIRECTOR
                                              -------------------------

                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE


                                        By: /s/
                                            ---------------------------

                                        Title:
                                              -------------------------

                                        PAM CAPITAL FUNDING, LP
                                        By: Highland Capital Management, L.P.
                                           as Collateral Manager


                                        By: /s/ Mark K. Okada
                                            ---------------------------

                                        Title: Executive Vice President
                                              -------------------------

                                        SRV-HIGHLAND INC.


                                        By: /s/ Kelly C. Walker
                                            ---------------------------

                                               KELLY C. WALKER
                                        Title: VICE PRESIDENT
                                              -------------------------

                                        HIGHLAND LEGACY LIMITED
                                        By: Highland Capital Management, L.P.
                                            as Collateral Manager


                                        By: /s/ Mark K. Okada
                                            ---------------------------

                                        Title: Executive Vice President
                                              -------------------------

                                        GUARANTORS:

                                        MANUFACTURERS' SERVICES LIMITED


                                        By: /s/ [ILLEGIBLE]
                                            ---------------------------

                                        Title: VP & TREASURER
                                              -------------------------

                                        MANUFACTURERS' SERVICES CENTRAL
                                        U.S. OPERATIONS, INC.


                                        By: /s/ Dale Johnson
                                            ---------------------------

                                        Title: EXEC. V.P.
                                              -------------------------

                                        MANUFACTURERS' SERVICES WESTERN
                                        U.S. OPERATIONS, INC


                                        By: /s/ Dale Johnson
                                            ---------------------------

                                        Title: EXEC. V.P.
                                              -------------------------

                                        MANUFACTURERS' SERVICES ATHLONE
                                        LIMITED


                                        By: /s/ Dale Johnson
                                            ---------------------------

                                        Title: DIRECTOR
                                              -------------------------

                                        MSL OVERSEAS FINANCE BV


                                        By: /s/ Dale Johnson
                                            ---------------------------

                                        Title: MANAGING DIRECTOR
                                              -------------------------

                                        MANUFACTURERS' SERVICES
                                        SINGAPORE PTE LTD


                                        By: /s/ Dale Johnson
                                            ---------------------------

                                        Title: DIRECTOR
                                              -------------------------

                                        GLOBAL MANUFACTURERS' SERVICES
                                        VALENCIA, SA


                                        By: /s/ Dale Johnson
                                            ---------------------------

                                        Title: SOLE ADMINISTRATOR
                                              -------------------------

                                 SCHEDULE 5.1
                                      TO
               SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT
                                    AND TO
                          CREDIT AGREEMENT AS AMENDED

                            SUBSIDIARIES OF COMPANY


1.  Manufacturers' Services Central US Operations, Inc.        Minnesota

2.  Manufacturers' Services Western US Operations, Inc.        California

3.  MSL Japan Ltd                                              Japan

4.  MSL Offshore Finance BV                                    Netherlands

5.  MSL Overseas Finance BV                                    Netherlands

6.  MSL SPV Spain, Inc.                                        Delaware

7.  Global Manufacturers' Services Valencia SA                 Spain

8.  MSL SPV Ireland, Inc.                                      Delaware

9.  Manufacturers' Services Athlone Ltd                        Ireland

10. Manufacturers' Services Singapore Pte Ltd                  Singapore

11. MSL Technology Services (Malaysia) Sdn Bhd                 Malaysia

12. Manufacturers' Services Salt Lake City Operations, Inc.    Delaware



Each subsidiary is 100% owned, either directly or indirectly, by Manufacturers' Services Limited.

                                 SCHEDULE 5.6
                                      TO
               SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT
                                    AND TO
                         CREDIT AGREEMENT AS AMENDED

                                  LITIGATION

      On or about October 29, 1998, Lockheed Martin Corporation commenced an action in the Circuit Court for Montgomery County Maryland, entitled LOCKHEED MARTIN CORPORATION v. DLJ MERCHANT BANKING II, INC., DLJ MERCHANT BANKING PARTNERS, DLJ MERCHANT BANKING, INC., DLJ MERCHANT BANKING PARTNERS, L.P. AND DLJ MERCHANT BANKING PARTNERS II, L.P., Case No 193819. The complaint alleges that the Company breached an August 10, 1997 agreement to acquire a subsidiary of plaintiff, Lockheed Martin Commercial Electronics Company ("LMCE"), and also breached an implied obligation of good faith and fair dealing in exercising its contractual right to terminate the agreement. The complaint alleges that the purchase price for the acquisition, inclusive of real estate, was $140 million, subject to certain purchase price adjustments, and, subsequent to the alleged breach, plaintiff sold the subsidiary, exclusive of real estate, for $70 million. The defendants moved to discuss the complaint, or in the alternative, for summary judgment, on January 15, 1999. Argument on this motion has been scheduled for January 2000. Proceedings and discovery to date have largely involved preliminary matters relating to jurisdiction and revenue. There has been no discovery to date on issues relating to the merits of the complaint. The Company commends that a material adverse change in LMCE's business allowed the Company to terminate the agreement.

                               EXHIBIT VI

                     FORM OF BORROWING BASE CERTIFICATE

                              ---------------



     Reference is made to the Credit Agreement dated as of August 21, 1998, as amended pursuant to a First Amendment to Credit Agreement and Limited Waiver, dated as of February 26, 1999, as amended pursuant to a Second Amendment to Credit Agreement and Consent, dated as of November 23, 1999 (such agreement, as it may be amended, amended and restated, supplemented and or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) by and among Manufacturers' Services Limited, a Delaware corporation ("COMPANY"), MSL Overseas Finance BV, a Netherlands private company with limited liability ("MSL OVERSEAS"), the lenders party thereto, DLJ Capital Funding, Inc., as Syndication Agent, Bank of America, N.A. (successor to Bank of America National Trust and Savings Association), as administrative agent for Lenders, as letter of credit issuing bank, and as collateral agent and Bank of America International Limited, as Sub-Agent.

     Pursuant to Section 6.1(i) of the Credit Agreement, the undersigned treasurer of the Company hereby certifies that attached hereto as Annexes A,
B [and C] are a true and accurate calculation of the Company Borrowing Base (Annex A), the MSL Overseas Borrowing Base (Annex B) [and the Foreign Borrowing
Base (Annex C)] as of               ,      determined in accordance with the
requirements of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be
duly executed as of                 ,      .


                                          MANUFACTURERS' SERVICES LIMITED


                                          By
                                            ---------------------------
                                          Title: Treasurer

                                ANNEX A

                      TO BORROWING BASE CERTIFICATE

                           -------------, -----


I.    ACCOUNTS RECEIVABLE OF COMPANY AND
      DOMESTIC SUBSIDIARIES



        1.   Total Accounts Receivable                        $
                                                                ------------

        2.   Less: Accounts Receivable which remain unpaid
             for more than 90 days after the due date         $(            )
                                                                ------------

        3.   Less: Other ineligible Accounts Receivable
             according to the definition of "Eligible
             Accounts Receivable"                             $(            )
                                                                ------------

        4.   Accounts Receivable determined ineligible by
             Requisite Lenders                                $(            )
                                                                ------------

        5.   Eligible Accounts Receivable
             (I.1 LESS I.2 LESS I.3 LESS I.4)                 $
                                                                ------------

        6.   Eligible Accounts Receivable due from IBM
             that are unpaid for 30 days or less from the
             due date ("IBM Eligible Accounts Receivable")    $
                                                                ------------

        7.   Percentage of IBM Eligible Accounts Receivable
             to be included in Borrowing Base                         90%

        8.   IBM Eligible Accounts Receivable to be
             included in Borrowing Base (I.6 TIMES I.7)        $
                                                                ------------

        9.   Eligible Accounts Receivable other than those
             specified in I.6                                  $
                                                                ------------

        10.  Percentage of Eligible Accounts Receivable
             specified in I.9 above to be included in
             Borrowing Base                                           80%

        11.  Eligible Accounts Receivable other than those
             specified in I.6 above to be included in
             Borrowing Base (I.9 TIMES I.10)                   $
                                                                ------------

        12.  Total Eligible Accounts Receivable to be
             included in Borrowing Base (I.8 PLUS I.11)        $
                                                                ------------


II.   INVENTORIES OF THE COMPANY AND DOMESTIC
      SUBSIDIARIES


      [A. PRIOR TO DECEMBER 31, 1999]




        1.   [Total Inventory                                 $
                                                               -------------

        2.   Less ineligible inventory according to
             the definition of "Eligible Inventory"           $(            )
                                                                ------------

        3.   Otherwise ineligible inventory determined by
             Administrative Agent to be acceptable for
             borrowing purposes                               $
                                                               -------------

        4.   Eligible Inventory
             (II.1 LESS II.2 PLUS II.3)                       $
                                                               -------------

        5.   Percentage of Eligible Inventory to be
             included in the Borrowing Base                         45%

        6.   Preliminary Eligible Inventory to be included
             in the Borrowing Base (II.4 TIMES II.5)          $
                                                               -------------

        7.   Adjustment, if any, to ensure that Eligible
             Inventory does not exceed 60% of Borrowing
             Base                                             $(            )
                                                                ------------

        8.   Eligible Inventory to be included in Borrowing
             Base (II.6 MINUS II.7)]                          $
                                                               -------------

      [B. AFTER DECEMBER 31, 1999]


        1.   [Total Inventory                                 $
                                                               -------------

        2.   Less ineligible inventory according to
             the definition of "Eligible Inventory"           $(            )
                                                                ------------

        3.   Otherwise ineligible inventory determined by
             Administrative Agent to be acceptable for
             borrowing purposes                               $
                                                               -------------

        4.   Eligible Inventory
             (II.1 LESS II.2 PLUS II.3)                       $
                                                               -------------

        5.   Percentage of Eligible Inventory to be
             included in the Borrowing Base                         35%



        6.   Preliminary Eligible Inventory to be included
             in the Borrowing Base
             (II.4 TIMES II.5)                                $
                                                               -------------

        7.   Adjustment, if any, to ensure that Eligible
             Inventory does not exceed 50% of Borrowing Base  $(            )
                                                               -------------

        8.   Eligible Inventory to be included in Borrowing
             Base (II.6 MINUS II.7)]                          $
                                                               --------------

III.  COMPANY BORROWING BASE

        1.   Eligible Accounts Receivable plus Eligible
             Inventory (I.12 PLUS II.8)                       $
                                                               --------------

        2.   Less Term Loans advanced to Company              $(            )
                                                               -------------

        3.   Company Borrowing Base
             (III.1 MINUS III.2)
                                                               --------------

IV.   AVAILABLE COMPANY BORROWING BASE

        1.   Aggregate principal amount of outstanding
             Revolving Loans of Company                       $
                                                               --------------

        2.   Letter of Credit usage by the Company            $
                                                               --------------

        3.   Total Utilization of Revolving Loan Commitments
             by Company (IV.1 PLUS IV.2)                      $
                                                               --------------

        4.   Total Utilization of Revolving Loan Commitments
             by MSL Overseas (B.IV.3)                         $
                                                               --------------

        5.   $75,000,000 minus Total Utilization of Revolving
             Loan Commitments by MSL Overseas                 $
                                                               --------------

        6.   Available Company Borrowing Base
             (LESSER OF III.3 and IV.5)                       $
                                                               --------------

V.    APPLICABLE CREDIT EXTENSION TO COMPANY

      1.  Credit Extension Available to Company
         (IV.6 MINUS IV.3)                                         $
                                                                   -----------

                                   ANNEX B

                        TO BORROWING BASE CERTIFICATE

                                          ,
                            --------------  ----

I.   ACCOUNTS RECEIVABLE OF MSL OVERSEAS AND FOREIGN SUBSIDIARIES*

     1.  Accounts Receivable

           MSL Ireland                                              $
                                                                    -----------
           MSL Spain                                                $
                                                                    -----------
           MSL Singapore                                            $
                                                                    -----------

         Total Accounts Receivable                                  $
                                                                    -----------
     2.  Less: Accounts Receivable which remain unpaid for
         more than 90 days after the due date                       $(         )
                                                                    -----------

     3.  Less other ineligible Accounts Receivable according
         to the definition of "Eligible Accounts Receivable"        $(         )
                                                                    -----------

     4.  Accounts Receivable determined ineligible by
         Requisite Lenders                                          $(         )
                                                                    -----------

     5.  Eligible Accounts Receivable
         (I.1 LESS I.2 LESS I.3 LESS I.4)                           $(         )
                                                                    -----------

     6.  Eligible Accounts Receivable due from IBM that are
         unpaid for 30 days or less from the due date ("IBM
         Eligible Accounts Receivable")                             $
                                                                    -----------

     7.  Percentage of IBM Eligible Accounts Receivable to
         be included in Borrowing Base                                  90%


     8.  IBM Eligible Accounts Receivable to be included in
         Borrowing Base (I.6 TIMES I.7)                             $
                                                                    -----------

     9.  Eligible Accounts Receivable other than those
         specified in I.6 above                                     $
                                                                    -----------

-------------------
* All Accounts Receivable and Inventory of MSL Malaysia are ineligible.

    10.  Percentage of Eligible Accounts Receivable specified in
         I.9 above to be included in Borrowing Base                         80%

    11.  Eligible Accounts Receivable other than those specified in I.6 above to be included in Borrowing Base
         (I.9 TIMES I.10)                                           $
                                                                    -----------

    12.  Total Eligible Accounts Receivable to be included in
         Borrowing Base (I.8 PLUS I.11)                             $
                                                                    -----------


II. INVENTORIES OF MSL OVERSEAS AND COMPANY'S FOREIGN SUBSIDIARIES

    [A. PRIOR TO DECEMBER 31, 1999]

     1.  [Inventory

         MSL Ireland                                                $
                                                                    -----------
         MSL Spain                                                  $
                                                                    -----------
         MSL Singapore                                              $
                                                                    -----------

         Total Inventory                                            $
                                                                    -----------

     2.  Less ineligible inventory according to the definition
         of "Eligible Inventory"                                    (          )
                                                                    -----------

     3.  Otherwise ineligible Inventory determined by
         Administrative Agent to be acceptable for borrowing
         purposes                                                   $
                                                                    -----------

     4.  Eligible Inventory
         (II.1 LESS II.2 PLUS II.3)                                 $
                                                                    -----------

     5.  Percentage of Eligible Inventory to be included in
         Borrowing Base                                                  45%

     6.  Preliminary Eligible Inventory to be included in
         Borrowing Base (II.4 TIMES II.5)                           $
                                                                    -----------

     7.  Adjustment, if any, to ensure that Eligible Inventory
         does not exceed 60% of Borrowing Base                      $(         )
                                                                    -----------

     8.  Eligible Inventory to be included in Borrowing Base
         (II.6 LESS II.7)                                           $         ]
                                                                    -----------
                                                                    -----------


[B. AFTER DECEMBER 31, 1999]
     1.  [Inventory

         MSL Ireland                                                $
                                                                    -----------
         MSL Spain                                                  $
                                                                    -----------
         MSL Singapore                                              $
                                                                    -----------

         Total Inventory                                            $
                                                                    -----------

     2.  Less ineligible inventory according to the definition
         of "Eligible Inventory"                                    $(         )
                                                                    -----------

     3.  Otherwise ineligible Inventory determined by
         Administrative Agent to be acceptable for borrowing
         purposes
                                                                    -----------

     4.  Eligible Inventory
         (II.1 LESS II.2 PLUS II.3)                                 $
                                                                    -----------

     5.  Percentage of Eligible Inventory to be included in
         Borrowing Base                                                 35%

     6.  Preliminary Eligible Inventory to be included in
         Borrowing Base (II.4 TIMES II.5)                           $
                                                                    -----------

     7.  Adjustment, if any, to ensure that Eligible Inventory
         does not exceed 50% of Borrowing Base                      $(         )
                                                                    -----------

     8.  Eligible Inventory to be included in Borrowing Base
         (II.6 LESS II.7)                                           $          ]
                                                                    -----------
                                                                    -----------

III. MSL OVERSEAS BORROWING BASE
     1.  Eligible Accounts Receivable plus Eligible Inventory
         (I.7 PLUS II.8)                                            $
                                                                    -----------

     2.  Less Term Loans advanced to MSL Overseas                   (          )
                                                                    -----------

     3.  MSL Overseas Borrowing Base (III.1 MINUS III.2)            $
                                                                    -----------
                                                                    -----------


IV.  APPLICABLE MSL OVERSEAS BORROWING BASE
     1.  Aggregate principal amount of outstanding
         Revolving Loans of MSL Overseas                            $
                                                                    -----------

     2.  Letter of Credit usage by MSL Overseas                     $
                                                                    -----------

     3.  Total Utilization of Revolving Loan Commitments
         by MSL Overseas (IV.1 PLUS IV.2)                           $
                                                                    -----------

     4.  Total Utilization of Revolving Loan Commitments
         by Company (A.IV.3)                                        $
                                                                    -----------

     5.  $75,000,000 MINUS Total Utilization of Revolving
         Loan Commitments by Company                                $
                                                                    -----------

     6.  Available MSL Overseas Borrowing Base (LESSER OF
         III.3 and IV.5)                                            $
                                                                    -----------
                                                                    -----------

V.   APPLICABLE CREDIT EXTENSION TO MSL OVERSEAS

     1.  Credit Extension Available to Company
         (IV.6 MINUS IV.3)                                          $
                                                                    -----------
                                                                    -----------


                                     ANNEX C

                          TO BORROWING BASE CERTIFICATE

                              --------------, -----

I. ACCOUNTS RECEIVABLE OF FOREIGN SUBSIDIARY

   1.  Total Accounts Receivable                                  $
                                                                  ----------

   2.  Less: Accounts Receivable which remain unpaid for
       more than 90 days after the due date                       $(        )
                                                                  ----------

   3.  Less: Other ineligible Accounts Receivable according
       to the definition of "Eligible Accounts Receivable"        $(        )
                                                                  ----------

   4.  Accounts Receivable determined ineligible by
       Requisite Lenders                                          $(        )
                                                                  ----------

   5.  Eligible Accounts Receivable
       (I.1 LESS I.2 LESS I.3 LESS I.4)                           $
                                                                  ----------

   6.  Eligible Accounts Receivable due from IBM that are
       unpaid for 30 days or less from the due date ("IBM
       Eligible Accounts Receivable")                             $
                                                                  ----------

   7.  Percentage of IBM Eligible Accounts Receivable to
       be included in Borrowing Base                                  90%

   8.  IBM Eligible Accounts Receivable to be included in
       Borrowing Base (I.6 TIMES I.7)                             $
                                                                  ----------

   9.  Eligible Accounts Receivable other than those
       specified in I.6                                           $
                                                                  ----------

   10. Percentage of Eligible Accounts Receivable specified
       in I.9 above to be included in Borrowing Base                  80%

   11. Eligible Accounts Receivable other than those
       specified in I.6 above to be included in Borrowing
       Base (I.9 TIMES I.10)                                      $
                                                                  ----------

   12. Total Eligible Accounts Receivable to be included in
       Borrowing Base (I.8 PLUS I.11)                             $
                                                                  ----------

II. INVENTORY OF FOREIGN SUBSIDIARY

     [A. PRIOR TO DECEMBER 31, 1999]

     1. [Total Inventory                                          $
                                                                  ----------

     2. Less ineligible inventory according to the definition
        of  "Eligible Inventory"                                  $(        )
                                                                  ----------
     3. Otherwise ineligible inventory determined by
        Administrative Agent to be acceptable for borrowing
        purposes                                                  $
                                                                  ----------

     4. Eligible Inventory
        (II.1 LESS II.2 PLUS II.3)                                $
                                                                  ----------

     5. Percentage of Eligible Inventory to be included in
        the Borrowing Base                                           45%

     6. Eligible Inventory to be included in the Borrowing
        Base
        (II.4 TIMES II.5)]                                        $
                                                                  ----------

    [B. AFTER DECEMBER 31, 1999]

     1. [Total Inventory                                          $
                                                                  ----------

     2. Less ineligible inventory according to the definition
        of "Eligible Inventory"                                   $(       )
                                                                  ----------

     3. Otherwise ineligible inventory determined by
        Administrative Agent to be acceptable for borrowing
        purposes                                                  $
                                                                  ----------

     4. Eligible Inventory
        (II.1 LESS II.2 PLUS II.3)                                $
                                                                  ----------

     5. Percentage of Eligible Inventory to be included in
        the Borrowing Base                                            35%

     6. Eligible Inventory to be included in the Borrowing
        Base
        (II.4 TIMES II.5)]                                        $
                                                                  ----------

III. FOREIGN SUBSIDIARY BORROWING BASE

     1. Eligible Accounts Receivable plus Eligible Inventory
        (I.12 plus II.8)                                          $
                                                                  ----------

     2. Less Term Loans allocable to Foreign Subsidiary           $(        )
                                                                  ----------

     3. Foreign Subsidiary Borrowing Base
        (III.1 MINUS III.2)
                                                                  ----------

IV.  APPLICABLE CREDIT EXTENSION TO FOREIGN SUBSIDIARY

     1. Aggregate principle amount of Overseas Subsidiary
        Loans allocable to Foreign Subsidiary                     $
                                                                  ----------

     2. Available Foreign Subsidiary Borrowing Base
        (III.3 MINUS IV.1)                                        $
                                                                  ----------

                              [LETTERHEAD]




November 24, 1999                                              OUR FILE NUMBER
VIA FACSIMILE                                                      218.107-017
-------------
TO THE PERSONS LISTED ON                                  WRITER'S DIRECT DIAL
THE FACSIMILE COVER SHEET                                         213-430-7492

             Re: MANUFACTURERS' SERVICES LIMITED       WRITER'S E-MAIL ADDRESS
                 CREDIT AGREEMENT - SECOND                   cwessling@omm.com
                 -------------------------
                 AMENDMENT
                 ---------

Ladies and Gentlemen:

     Please be advised that as of the date hereof all conditions precedent to the effectiveness of that certain Second Amendment to Credit Agreement and Consent (the "Amendment"), entered into by and among Manufacturers' Services Limited, a Delaware corporation (the "Company"), MSL Overseas Finance, B.V., a Netherlands private company with limited liability ("MSL Overseas"), the financial institutions listed on the signature pages thereof, DLJ Capital Funding, Inc., as syndication agent, Bank of America, N.A. (successor to Bank of America NT&SA), as administrative agent, issuing lender and collateral agent, and Bank of America International Limited, as sub-agent, amending that certain Credit Agreement dated as of August 21, 1998, as amended pursuant to a First Amendment to Credit Agreement and Limited Waiver, dated as of February 26, 1999, by and among Company, MSL Overseas, the financial institutions listed on the signature pages thereof, DLJ Capital Funding, Inc., as syndication agent, Bank of America, N.A. (successor to Bank of America NT&SA), as administrative agent, issuing lender and collateral agent, and Bank of America International Limited, as sub-agent contained in Section 4 of the Amendment have been satisfied and the Amendment is effective.

     Please find attached change pages to the Amendment, marked against the version you previously received and reflecting certain changes made to conform the Amendment to the senior exchangeable preferred stock documents. Hard copies of the executed Amendment will be distributed next week.

     Please do not hesitate to contact me in the meantime if you should have any questions.

                                            Very truly yours,

                                            /s/CAROLYN WESSLING
                                               --------------------------
                                               Carolyn Wessling
                                               for O'MELVENY & MYERS LLP

Attachments

cc:   Michael Newman, Esq.
LA1872703.1